UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2019

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 13, 2019, Cannae Holdings, Inc. (the “Company” or “Cannae”) announced that it entered into an agreement to participate in a health care joint venture with an investment vehicle advised by an affiliate of Carlyle Investment Management, L.L.C. (“Carlyle”) and another investor with deep health care services experience. The joint venture, which was recently incorporated as Coding Solutions Topco, Inc. (the “JV”), will focus on acquiring, integrating and operating synergistic health care services companies in the provider and payer space. To effect the transaction, T-System Group, Inc., a Delaware corporation (“T-System”), an indirect subsidiary of Cannae, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 12, 2019, with Coding Solutions Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the JV (“Parent”), and Coding Solutions Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into T-System (the “Merger”), with T-System surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are direct or indirect subsidiaries of the JV.
In connection with the Merger Agreement, certain of the JV partners will obtain financing, including pursuant to (i) an equity commitment letter (the “Equity Commitment Letter”), where investment funds affiliated with Carlyle and certain other JV partners have committed, on customary terms and conditions, to invest or cause to be invested up to $190.6 million in the equity capital of Parent (such transaction, the “Equity Financing”) for the purpose of providing equity capital to Parent for the cash portion of the purchase price due at Closing (defined below) and other strategic purposes including the consummation of the other Contemplated Transactions (defined below) and (ii) Parent entered into a debt commitment letter (the “Debt Commitment Letter” and collectively the “Commitment Letters”) secured from a consortium of banks for a $110 million senior secured first-lien term loan and a $30 million senior secured first-lien revolving credit facility, which is not expected to be syndicated by other lenders (such transaction, the “Debt Financing” and collectively with the Equity Financing, the “Financing”).
Cannae believes the Merger and Financing will enable the JV to acquire other complementary health care services companies, including T-System’s previously announced definitive agreement to acquire a leading provider of coding and clinical documentation services to domestic health care providers (the “Coding Company Agreement”).
Following the closing of the Merger (the “Closing”), it is anticipated that Cannae will be a minority shareholder of the JV through a customary rollover agreement (the “Rollover Agreement”) contemplated by the Merger Agreement and have all of its T-System intercompany debt repaid, which totaled approximately $61 million as of September 30, 2019.
The Closing is conditioned on, in the case of T-System, the Debt Commitment Letter remaining in full force in effect or, in the case of Parent and Merger Sub’s obligations, the satisfaction or waiver of the conditions set forth in the Debt Commitment Letter. The Debt Financing is subject to customary conditions, including that the customary closing conditions for the Merger, the Coding Company Agreement and another potential acquisition contemplated by the JV (together with the Coding Company Agreement, the “Contemplated Transactions”) shall be satisfied or waived. The Merger and the consummation of the Coding Company Agreement are anticipated to occur concurrently and have similar conditions to closing. Specifically, the Closing of the Merger is subject to other closing conditions, including (i) subject to certain materiality and other qualifications, the accuracy of the representations and warranties made by T-System, Parent and Merger Sub under the Merger Agreement, (ii) the performance in all material respects by each of T-System and Parent and Merger Sub of their obligations under the Merger Agreement, (iii) in the case of the Parent and Merger Sub’s obligations to complete the Merger, (A) the absence of any material adverse effect with respect to the business of T-System since the date of the Merger Agreement, and (B) the consummation of the transactions contemplated by the Rollover Agreements in accordance with the Rollover Agreements; and (iv) other customary conditions and the delivery of customary deliverables.
Each of T-System and Parent have the right to terminate the Merger Agreement under certain circumstances, including, among others, (i) upon mutual consent, (ii) upon a material breach by the other parties to the Merger Agreement that is not cured or curable, (iii) upon a final, non-appealable order of any governmental authority that prevents the consummation of the Merger or that makes the consummation of the Merger illegal or (iv) if the Closing has not occurred by February 28, 2020.
T-System and Parent have agreed to indemnify each other for losses resulting from certain specified breaches of the Merger Agreement and for certain other liabilities, subject to certain limitations.
A copy of the Merger Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for its year ended December 31, 2019.

Item 8.01	Other Events.
On November 13, 2019, the Company issued a press release announcing the entry into the Merger Agreement and the joint venture. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Joint Press Release, dated as of November 13, 2019
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.
Date:	November 18, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary